AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2006
REGISTRATION NO. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

PSYCHIATRIC SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2491707
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

840 Crescent Centre Drive, Suite 460
Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan
(Full title of the plan)

Christopher L. Howard, Esq.
Executive Vice President, General Counsel and Secretary
Psychiatric Solutions, Inc.
840 Crescent Centre Drive, Suite 460
Franklin, Tennessee 37067
(Name and Address of Agent for Service)
(615) 312-5700
(Telephone number, including area code, of agent for service)
Copies of all communications to:
James H. Nixon III, Esq.
Waller Lansden Dortch & Davis, LLP
511 Union Street, Suite 2700
Nashville, Tennessee 37219-1760
(615) 244-6380

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount Of
Title Of Each Class Of	Amount To Be	Maximum Offering	Maximum Aggregate	Registration
Securities To Be Registered	Registered	Price Per Unit	Offering Price	Fee (3)
Common Stock of Psychiatric Solutions, Inc., par value $0.01 per share	1,250,000 (1)	$30.98 (2)	$38,725,000	$4,144

(1)	Represents shares of common stock, par value $.01 per share (“Common Stock”), of Psychiatric Solutions, Inc. (“Psychiatric Solutions”) reserved for issuance pursuant to future grants of stock options under the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (the “Equity Incentive Plan”).
(2)	Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices of Common Stock of Psychiatric Solutions, as reported on the Nasdaq Global Select Market on July 31, 2006.
(3)	The Equity Incentive Plan authorizes the issuance of a maximum of 11,116,666 shares of Common Stock, of which 4,000,000 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-128047), 957,132 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-38419), 666,666 shares have been registered on a previously filed registration statement on Form S-8 (No. 333-94983), 3,246,112 shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-118529) and 333,332 shares have been registered on a previously filed registration statement on Form S-8 (No. 33-72664). In connection with the amendment and restatement of the Equity Incentive Plan on May 6, 2003, the Psychiatric Solutions, Inc. 1997 Incentive and Non-Qualified Stock Option Plan for Key Personnel (the “Psychiatric Plan”) was merged into the Equity Incentive Plan. The Psychiatric Plan authorized the issuance of a maximum of 331,712 shares of Common Stock, all of which shares have been registered pursuant to a previously filed registration statement on Form S-8 (No. 333-100635). An additional 1,250,000 shares of Common Stock are being registered herewith and, in accordance with General Instruction E of Form S-8, the fee is being paid only with respect to these shares. All share numbers, purchase prices per share and exercise prices set forth in this registration statement have been adjusted to reflect (a) the exchange ratio in the merger between Psychiatric Solutions and PMR Corporation on August 5, 2002, (b) a 1-for-3 reverse stock split effected on August 5, 2002 and (c) a 2-for-1 stock split effected in the form of a 100% stock dividend on January 9, 2006.

Reoffer Prospectus
1,250,000 Shares
Psychiatric Solutions, Inc.
Common Stock

     This prospectus has been prepared for use by certain affiliates and employees (the “Selling Stockholders”) of Psychiatric Solutions, Inc. (“Psychiatric Solutions”) who may offer and sell up to an aggregate of 1,250,000 shares of common stock, par value $.01 per share (“Common Stock”), that the Selling Stockholders acquire pursuant to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (the “Incentive Plan”), or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Incentive Plan.
     This prospectus may only be used in conjunction with a supplement, if required under the Securities Act of 1933, as amended (the “Securities Act”), that contains the names of the Selling Stockholders and the amount of shares of Common Stock to be reoffered by them.
     We will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses (other than underwriting discounts and selling commissions, fees and expenses of counsel and other advisors to the Selling Stockholders, transfer taxes and related charges) in connection with the registration of the shares being offered by the Selling Stockholders.
     Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “PSYS.” We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067 and our telephone number is (615) 312-5700.

     Investing in our Common Stock involves certain risks. Please carefully consider the “Risk Factors” in our Annual Report on Form 10-K filed on March 2, 2006, and incorporated by reference into this prospectus.
     Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2006.

USE OF PROCEEDS
     We will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders.
SELLING STOCKHOLDERS
     The shares of Common Stock issued pursuant to the Incentive Plan or upon the exercise, subsequent to the date of this reoffer prospectus, of stock options granted pursuant to the Incentive Plan have been registered under the Securities Act by a registration statement on Form S-8. This prospectus may be used in connection with any resales of Common Stock acquired pursuant to the Incentive Plan after the date of the registration statement on Form S-8 by persons who may be considered our “affiliates” within the meaning of the Securities Act.
     At the date of this prospectus, we do not know the names of persons who intend to resell shares of Common Stock acquired pursuant to the Incentive Plan. The Selling Stockholders will be either employees, consultants or advisors of Psychiatric Solutions or its subsidiaries who have been or may be granted options to purchase Common Stock or restricted shares of Common Stock under the Incentive Plan. We will supplement this prospectus with the names of the Selling Stockholders and the amount of shares of Common Stock to be reoffered by them as that information becomes known and is required by the Securities Act.
PLAN OF DISTRIBUTION
     The shares may be offered by the Selling Stockholders from time to time in transactions through the Nasdaq Global Select Market, in negotiated transactions, through the writing of options on the shares or a combination of these methods of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholders may effect these transactions by selling the shares to or through broker-dealers and these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchaser of the shares for which such broker-dealers may act as agent or to whom they sell as principal, or both. This compensation as to a particular broker-dealer may be in excess of customary commissions.
     There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered under this prospectus.
AVAILABLE INFORMATION
     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information on our website at www.psysolutions.com and at the following locations of the SEC:

Public Reference Room	New York Regional Office	Chicago Regional Office
450 Fifth Street, N.W.	Woolworth Center	Citicorp Center, Suite 1400
Room 1024	233 Broadway	500 West Madison Street
Washington, D.C. 20549	New York, NY 10279	Chicago, IL 60661-2511
     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The

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address of that site is http://www.sec.gov. You may also inspect reports, proxy statements and other information about us at the offices of the Nasdaq Stock Market, 9600 Blackwell Road, Rockville, Maryland 20850.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information into this prospectus from documents that we have previously filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. These documents contain important information about us and our financial condition. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is set forth directly in this document.
     This prospectus incorporates by reference the following documents with respect to us (file number: 0-20488):
1.	Our annual report on Form 10-K for the year ended December 31, 2005;

2.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

3.	Our current reports on Form 8-K filed on February 28, 2006, May 18, 2006 and May 31, 2006; and

4.	The description of our common stock contained in registration statement on Form S-4 filed with the SEC on June 12, 2002, as amended July 11, 2002.
     We incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination date of the Incentive Plan. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.
     To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference, the statement in this prospectus shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement.
     You may obtain copies of the documents incorporated by reference in this prospectus with respect to us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus, by requesting them in writing or by telephone from Brent Turner, Executive Vice President, Finance and Administration, Psychiatric Solutions, Inc., 840 Crescent Centre Drive, Suite 460, Franklin, Tennessee 37067; (615) 312-5700. You may also obtain copies of these documents from the SEC through the SEC’s Internet world wide web site or at the SEC’s address or phone number described in the section captioned “AVAILABLE INFORMATION” above.
     We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to Common Stock offered under this prospectus. This prospectus does not contain all of the information in the registration statement on Form S-8, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement on Form S-8 for further information with respect to us and our Common Stock. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete

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and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement on Form S-8. Copies of the registration statement on Form S-8, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C. and copied upon payment of the fees prescribed by the SEC.
LEGAL MATTERS
     The validity of shares of our Common Stock offered under this prospectus will be passed upon on our behalf by Waller Lansden Dortch & Davis, LLP, Nashville, Tennessee.
EXPERTS
     The consolidated financial statements of Psychiatric Solutions, Inc. appearing in Psychiatric Solutions, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005, and Psychiatric Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTAINED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PSYCHIATRIC SOLUTIONS OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PSYCHIATRIC SOLUTIONS SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

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EXPLANATORY NOTE
     This registration statement on Form S-8 relates to the registration of an additional 1,250,000 shares of Common Stock (the “Additional Shares”) issuable pursuant to the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan, as amended. The Additional Shares are securities of the same class as those shares registered in the Registrant’s registration statements on Form S-8, previously filed with the Securities and Exchange Commission (Registration Nos. 33-72664, 333-38419, 333-94983, 333-100635, 333-118529 and 333-128047) filed on December 8, 1993, October 21, 1997, January 19, 2000, October 18, 2002, August 25, 2004 and September 1, 2005 respectively, which, pursuant to General Instruction E of Form S-8, are incorporated by reference herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” information into this registration statement from documents that we have previously filed with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this registration statement, except for any information that is superseded by other information that is set forth directly in this document.
     This registration statement incorporates by reference the following documents with respect to us:
1.	Our annual report on Form 10-K for the year ended December 31, 2005;

2.	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

3.	Our current reports on Form 8-K filed on February 28, 2006, May 18, 2006 and May 31, 2006; and

4.	The description of our common stock contained in registration statement on Form S-4 filed with the SEC on June 12, 2002, as amended July 11, 2002.
     We incorporate by reference additional documents that we will file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.
     To the extent that any statement in this registration statement is inconsistent with any statement that is incorporated by reference, the statement in this registration statement shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this the registration statement.

Item 6. Indemnification of Directors and Officers.
     Under Section 145 of the Delaware Corporation Law, we are empowered to indemnify our directors and officers in circumstances therein provided.
     Our Amended and Restated Certificate of Incorporation, as amended, provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
     Under our Amended and Restated Bylaws, we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Psychiatric Solutions) by reason of the fact that he or she is or was a director, officer, employee or agent of Psychiatric Solutions, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     We must also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Psychiatric Solutions to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of Psychiatric Solutions, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     We may purchase and maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or the directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, against any such expense, liability or loss, to the fullest extent permitted by the Delaware General Corporation Law.
     Pursuant to separate indemnification agreements we have entered into with each of our directors, we must indemnify and advance expenses to each director to the fullest extent permitted by law and as set forth in each agreement and, to the extent applicable, maintain insurance for the coverage of each director under our policies of directors’ and officers’ liability insurance.
Item 8. Exhibits.

Exhibit
Number	Description of Exhibits
4.1
Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003).

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on December 15, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1997).

4.6	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

5*	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).

24*	Power of Attorney (included on page II-6).

99
Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 9, 2004, as amended by the Second Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 22, 2005, as amended by the Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix B to the Company’s Definitive Proxy Statement on April 21, 2006).

*	Filed herewith

Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on August 4, 2006.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joey A. Jacobs and Brent Turner, and each of them, his true and lawful attorney-in-fact, as agent and with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Joey A. Jacobs Joey A. Jacobs	Chairman, Chief Executive Officer and President (Principal Executive Officer)	August 4, 2006
/s/ Jack E. Polson Jack E. Polson	Chief Accounting Officer (Principal Financial and Accounting Officer)	August 4, 2006
/s/ William F. Carpenter III William F. Carpenter III	Director	August 4, 2006
/s/ Mark P. Clein Mark P. Clein	Director	August 4, 2006
/s/ David M. Dill David M. Dill	Director	August 4, 2006

SIGNATURE	TITLE	DATE
/s/ Richard D. Gore Richard D. Gore	Director	August 4, 2006
/s/ Christopher Grant, Jr. Christopher Grant, Jr.	Director	August 4, 2006
/s/ William M. Petrie, M.D. William M. Petrie, M.D.	Director	August 4, 2006
/s/ Edward K. Wissing Edward K. Wissing	Director	August 4, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibits
4.1
Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on March 9, 1998 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1998).

4.2
Certificate of Amendment to Amended and Restated Certificate of Incorporation of PMR Corporation, filed with the Delaware Secretary of State on August 5, 2002 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2002).

4.3
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on March 21, 2003 (incorporated by reference to Appendix A of the Company’s Definitive Proxy Statement, filed on January 22, 2003).

4.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation of Psychiatric Solutions, Inc., filed with the Delaware Secretary of State on December 15, 2005 (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005).

4.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 1997).

4.6	Common Stock Specimen Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002).

5*	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5).

24*	Power of Attorney (included on page II-6).

99
Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement, filed on April 9, 2004, as amended by the Second Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix A to the Company’s Definitive Proxy Statement on April 22, 2005, as amended by the Third Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, filed as Appendix B to the Company’s Definitive Proxy Statement on April 21, 2006).

*Filed herewith